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                                  EXHIBIT 10.87

                               SEDONA CORPORATION

                              TERMS AND CONDITIONS

                                 LINE OF CREDIT

                            REVOLVING PROMISSORY NOTE

                     IN THE PRINCIPAL AMOUNT OF $500,000.00

OFFERING:                        This agreement, together with: (i) the
                                 Revolving Promissory Note in the principal amount of $500,000.00 from Sedona Corporation
                                 (the "Company") to David R. Vey (the "Lender");
                                 (ii) the Security Agreement between the Lender and the Company; and (iii) the Intercreditor
                                 Agreement between Vey and Oak Harbor Investment
                                 Properties, L.L.C ("Oak Harbor"), all of even date herewith, set forth the structure, terms and conditions of the line of credit (the
                                 "Line") made available to the Company by the Lender, and constitute a binding expression of the intent of parties hereto.

DESCRIPTION OF THE LINE:         The loans provided under the Line will be
                                 evidenced by a Revolving Promissory Note in the maximum principal sum of $500,000 (the "Note").
                                 Sums due pursuant to the Note will bear
                                 interest at the rate of 8% per annum. The Line shall be payable by the application of the proceeds of the accounts receivable of the Company as and when same are collected by the Company. Accrued interest on the outstanding principal balance will be paid quarterly. The
                                 Note will mature on August 17th, 2007 on which date all unpaid principal and interest will be due and payable.

                                 Advances under the Line will be made by Vey in his discretion. The Company may prepay, in whole or in part, at any time, any sums outstanding under the Line without premium or penalty, and the Company may reborrow on a revolving basis sums up to the maximum amount of the Line.

                                 The initial draw shall occur on September 27, 2006 and shall be in the amount of $225,000.00.

UNCOMMITTED LINE:                The Company acknowledges and agrees that the
                                 Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the sole discretion of Vey.

PURPOSE OF THE LINE:             The purpose of the Line shall be to support the
                                 working capital needs of the Company.
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SECURITY:                        The Line shall be secured by a subordinate
                                 security interest in the assets of the Company.

DATED: SEPTEMBER 27, 2006

AGREED AND ACCEPTED:


--------------------------
DAVID VEY, INVESTOR


SEDONA CORPORATION


--------------------------
NAME: MARCO A. EMRICH
TITLE: PRESIDENT AND CEO


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